UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report) August 10, 2011

(Date of earliest event reported) August 9, 2011

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

HAWKER BEECHCRAFT NOTES COMPANY

(Exact name of registrant as specified in its charter)

Delaware Delaware	333-147828 333-147828-08	71-1018770 20-8650498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10511 East Central, Wichita, Kansas

(Address of principal executive offices)

67206

(Zip code)

(316) 676-7111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Material Compensatory, Plan, Contract or Arrangement.

On August 9, 2011, Hawker Beechcraft, Inc. ( “HBI”) the parent company of Hawker Beechcraft Acquisition Company, LLC and Hawker Beechcraft Notes Company (collectively, the “Company”) entered into a Restricted Stock Unit Agreement (“RSU Agreement”) with each of our current named executive officers (each a “Named Executive Officer”), pursuant to which grants of restricted stock units (“RSUs”) were issued. The RSUs were issued in exchange for stock options (“Options”) held by the Named Executive Officers. The exchanges were made pursuant to an Offer to Exchange Outstanding Options for New Restricted Stock Units (“Exchange Offer”) that was made by HBI to all of its optionholders. The RSU Agreement is generally described below.

Pursuant to the Exchange Offer, each Named Executive Officer was offered the right to exchange each of his outstanding Options on a 1.75-to-1 basis. For every 1.75 shares of common stock of the Company that was subject to an eligible Option that was surrendered, one (1) RSU was issued. The number of Options exchanged for RSUs by the Named Executive Officers is as follows:

	Options Surrendered	RSUs Granted
Bill Boisture	1,643,750	939,286
Shawn Vick	337,500	192,857
Bill Brown	305,294	174,454
Jim Maslowski	170,000	97,143

The RSU Agreement provides that, subject to the Named Executive Officer’s continued employment through the applicable date of accrual, the RSUs shall accrue 20% per year commencing on the vesting commencement date of the Options exchanged for such RSUs. RSUs will be deemed fully accrued upon a Change in Control or a Qualifying Sale (as those terms are defined in the RSU Agreement). In the event of an involuntary termination due to the Named Executive Officer’s death or disability, the Named Executive Officer shall become accrued in an additional 20% of the RSUs and any additional RSUs that have not been accrued will be forfeited.

Upon the earliest of (i) the date of the consummation of a Change in Control, (ii) the Named Executive Officer’s termination without cause or due to the Named Executive Officer’s death or disability, (iii) the date of the consummation of a Qualifying Sale or (iv) the date of the expiration of the underwriter’s lockup agreed to by the Company in an IPO, HBI shall issue to the Named Executive Officer one (1) share of common stock with respect to each accrued RSU as of the date of such event. Following the occurrence of an IPO, but subject to the Named Executive Officer’s continued employment, the Named Executive Officer’s outstanding RSUs shall continue to accrue and shares of common stock issued upon each subsequent accrual date. Any RSUs not accrued as of the date of a termination without cause or due to the Named Executive Officer’s death or disability shall be forfeited for no consideration. In the event of a termination for cause, the Named Executive Officer shall forfeit all outstanding RSUs, whether or not such RSUs are accrued.

The foregoing summary of the RSU Agreement is qualified in its entirety by reference to the complete text of the RSU Agreement, a form of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this current report on Form 8-K. All capitalized terms not defined in this current report shall have the meanings set forth in the RSU Agreement.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is furnished with this report:

Exhibit Number	Description

10.1	Form of Hawker Beechcraft, Inc. Restricted Stock Unit Agreement for Exchange

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By Hawker Beechcraft, Inc., its Sole Member

/s/ Alexander L. W. Snyder
Alexander L. W. Snyder Vice President, General Counsel and Secretary

HAWKER BEECHCRAFT NOTES COMPANY

/s/ Alexander L. W. Snyder
Alexander L. W. Snyder Vice President, General Counsel and Secretary

Date: August 10, 2011

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